UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________________________
FORM 8-K/A
(Amendment No. 1)
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2014

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
+1 (330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously reported, on June 30, 2014, Shiloh Industries, Inc. (the "Company"), through a wholly-owned subsidiary, consummated the transactions contemplated by the Share Sale and Purchase Agreement, dated May 21, 2014 (the “Purchase Agreement”), among the subsidiary and Finnveden AB, a company limited by shares incorporated in Sweden, Shiloh Holdings Sweden AB, a company limited by shares incorporated in Sweden, and Finnveden Bulten AV, a company limited by shares incorporated in Sweden, a producer of steel and magnesium components and products primarily for the motor vehicle industry. This Current Report on Form 8-K/A (the "Form 8-K/A") amends the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 2, 2014 to include the financial statements of Finnveden Metal Structures AB ("FMS") and the pro forma financial information required by Items 9.01(a) and 9.01(b), respectively, and to include the exhibits under 9.01(d) of this Form 8-K/A.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statement of Business Acquired

The audited financial statements of FMS as of December 31, 2013 and 2012 and for the years then ended are filed as Exhibit 99.1 and incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma consolidated statements of income of the Company and its subsidiaries and explanatory notes relating to the Company's acquisition of FMS for the year ended October 31, 2013 are filed as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits

See the Exhibit Index attached hereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2014	SHILOH INDUSTRIES, INC. By: /s/ Thomas M. Dugan Name:Thomas M. Dugan Title:Vice President of Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Document
23.1	Consent of PricewaterhouseCoopers AB

99.1	Audited financial statements of Finnveden Metal Structures AB

99.2	Unaudited pro forma consolidated financial statements